EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 123 to Registration Statement No. 2-90946 on Form N-1A of our report dated December 19, 2006, relating to the financial statements and financial highlights which appears in the October 31, 2006 Annual Report to Shareholders of Eaton Vance Equity Research Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Other Service Providers-Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP Boston, Massachusetts March 21, 2007